UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2007

CAPITAL CITY BANK GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (850) 671-0300

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K
CURRENT REPORT

Item 5.04.          Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 3, 2007, Capital City Bank Group, Inc. (“CCBG”) sent a notice (the “Notice”) to its directors and executive officers informing them that the First National Bank of Alachua 401(k) Plan (the “Plan”) will be merged into the CCBG’s 401(k) Plan.  The Notice states that, as a result of this merger, Plan participants will temporarily be unable to direct or diversify investments in their accounts or obtain a distribution from the Plan during a period that will begin at 8:00 a.m. Eastern Time on December 31, 2007 and will end prior to the opening of the NASDAQ Stock Market on January 15, 2008.

The Notice further states that the limitations on transactions during the blackout will impact CCBG Common Stock and thus, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction), directors and executive officers are prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring any equity security of CCBG during the entire period that the participant transactions are restricted under the Plan.  The Notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

CCBG received the notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, on November 30, 2007.

Inquiries concerning the blackout should be directed to Robert H. Smith, Vice President of Investor Relations, by telephone at (850) 402-7816, by email at bobs@ccbg.com, or by mail at Capital City Bank Group, Inc., 217 North Monroe Street, Tallahassee, Florida 32301.

Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits.

Item No.                         Description of Exhibit

99.1	Notice to Directors and Executive Officers of Capital City Bank Group, Inc. dated December 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date: December 3, 2007	By:	/s/ J. Kimbrough Davis
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice to Directors and Executive Officers of Capital City Bank Group, Inc. dated December 3, 2007.